SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2006

ETHOS ENVIRONMENTAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30237	88-0467241
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7015 Alamitos Avenue San Diego, CA 92154
(Address of principal executive offices)
619-575-6800
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Copy of all Communications to:

SteadyLaw Group, LLP
Tel. (619) 399-3090
Fax (619) 330-1888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Employment Agreement with Tom Maher.

On December 4, 2006, Ethos Environmental, Inc. (the “Company”) entered into an employment agreement (the “Maher Agreement”) with Thomas W. Maher defining the terms of his employment with the Company as Chief Financial Officer, effective December 1, 2006 (the “Effective Date”). The initial term of Mr. Maher’s employment under the Maher Agreement is through December 1, 2007 (unless earlier terminated in accordance with the terms of the Maher Agreement), with automatic one-year renewals for each of the successive two years following the Effective Date.

THE DESCRIPTION SET FORTH HEREIN OF THE TERMS AND CONDITIONS OF THE MAHER AGREEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH AGREEMENT, WHICH IS ATTACHED HERETO AS EXHIBIT 10.1.

Pursuant to the Maher Agreement, Mr. Maher’s annual base salary is $84,000 subject to annual review and, within the discretion of the Board of Directors, upward adjustment. Mr. Maher is eligible to receive a bonus at the discretion of the Board of Directors. Mr. Maher is also entitled to participate in benefit programs generally available to Company employees, when and if such benefits become available.

Pursuant to the Maher Agreement, Mr. Maher received 100,000 shares of the Company’s common stock, par value $0.001 per share, as bonus consideration for services rendered and for services under the Maher Agreement.

Mr. Maher has the right, under the Maher Agreement, to resign his employment with “Good Reason,” as that term is defined in the Maher Agreement. The Company has the right, under the Maher Agreement, to terminate Mr. Maher’s employment at any time for “Cause,” as that term is defined in the Maher Agreement. Termination for Cause for certain act(s) or failure(s) to act would not take effect unless and until the Company gives Mr. Maher written notice of the Company’s intention to terminate his employment for Cause, stating in detail the particular act(s) or failure(s) to act that constitute the grounds on which the proposed termination for Cause is based, and an opportunity to cure such conduct, if possible. Either party may terminate the Maher Agreement for any reason upon proper written notice in accordance with the terms of the Maher Agreement.

Pursuant to the Maher Agreement, Mr. Maher’s employment with the Company will terminate upon his death or in the event he has a “Disability,” as such term is defined in the Maher Agreement.

If Mr. Maher’s employment is terminated by the Company without Cause or by Mr. Maher with Good Reason, the Maher Agreement provides for payment of Mr. Maher’s base salary through the date of termination.

Pursuant to the Maher Agreement, Mr. Maher is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company’s employees or affiliates during that period.

A copy of the Maher Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 1, 2006, Thomas W. Maher joined the Company as Chief Financial Officer.

Mr. Maher, age 63, brings to the company over 20 years of senior financial management experience. Over this period, he has served as Chief Financial Officer for both privately-held and publicly-reporting corporations. Over the past 10 years he has served as the Chief Financial Officer of a publicly-traded international sign manufacturing company, Luminart Corp., and as Chief Financial Officer of a commercial construction general contracting firm, RC Vannatta Inc. Mr. Maher has MBA degrees in Finance and Economics from the University of Detroit in 1973.

A brief description of the material terms of Mr. Maher’s employment agreement is set forth under Item 1.01, above.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Ethos Environmental, Inc. and Thomas Maher dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2006    Ethos Environmental, Inc.

By:     /s/ Enrique de Vilmorin
Enrique de Vilmorin,
President & CEO